                                                                     Exhibit 21


                            CASTLE ENERGY CORPORATION

                       Listing of Parent and Subsidiaries
                             As of November 30, 1996


                                                 Relationship                                                       Company's
                                                      to                                                            Ownership
   Entity                                          Company                 Business                                 Percentage
   ------                                        ------------              --------                                 -----------

   Parent

        Castle Energy Corporation                Parent                Holding Company                                    N/A

   Refining

        Indian Oil Company                       Subsidiary            Inactive                                           100%

        Indian Refining I. L.P.                  Subsidiary-           Inactive                                           100%
                                                 Limited
                                                 Partnership

        Indian Refining & Marketing I. Inc.      Subsidiary            General Partner of IRLP - Inactive                 100%

   Natural Gas Marketing

        Castle Pipeline Company                  Subsidiary            General Partner - Pipeline                         100%
                                                                       Partnership

        Castle Pipeline Resources Company        Subsidiary            Limited Partner - Pipeline                         100%
                                                                       Partnership

        Castle Texas Pipeline L.P.               Subsidiary            Natural Gas Transmission                           100%
                                                 Limited
                                                 Partnership

        CEC Marketing Company                    Subsidiary            General Partner - Gas Marketing                    100%
                                                                       Partnership

        CEC Marketing Resources Company          Subsidiary            Limited Partner - Gas Marketing                    100%
                                                                       Partnership

        CEC Gas Marketing L.P.                   Subsidiary-           Gas Marketing                                      100%
                                                 Limited
                                                 Partnership

   Exploration and Production

        Castle Exploration Company, Inc.         Subsidiary            Oil and gas development, drilling                  100%
                                                                       and well operations

        Castle Production Company                Subsidiary            General Partner - Production                       100%
                                                                       Partnership

        Castle Production Resources              Subsidiary            Limited Partner - Production                       100%
           Company                                                     Partnership

        Castle Texas Production L.P.             Subsidiary-           Oil and gas production                             100%
                                                 Limited
                                                 Partnership

   Holding

        CEC, Inc.                                Subsidiary            Passive Activities                                 100%


   (1)  Division of Castle Energy Corporation
   (2)  Inactive